UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

OFG BANCORP

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor 254 Muñoz Rivera Avenue San Juan, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of OFG Bancorp (the “Company”) held on April 22, 2015 (the “Annual Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting.

Proposal 1 — Election of Directors

Three nominees named in the Proxy Statement, Julian S. Inclán, Pedro Morazzani and Radamés Peña, were elected as directors to serve for a three-year term, and one nominee named in the Proxy Statement, Jorge Colon-Gerena, was elected as a director to serve a two-year term. The voting results with respect to each nominee and the percent of the votes cast represented by such shares were as follows:

Directors	For	%	Withheld	%	Broker Non-Votes
Julian S. Inclán	38,828,787	98.56	566,353	1.44	3,168,654
Pedro Morazzani	38,993,537	98.98	401,603	1.02	3,168,654
Radamés Peña	38,995,465	98.99	399,675	1.01	3,168,654
Jorge Colón-Gerena	38,993,062	98.98	402,078	1.02	3,168,654

Proposal 2 — Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis. The voting results and the percent of the votes cast represented by such shares were as follows:

For	%	Against	%	Abstain	%	Broker Non-Votes
38,870,929	98.67	490,369	1.24	31,842	0.08	3,168,654

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2015 was approved. The voting results and the percent of the votes cast represented by such shares were as follows (there were no broker non-votes):

For	%	Against	%	Abstain	%
42,136,918	99.00	394,628	0.93	30,248	0.07

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFG BANCORP

Date:	April 28, 2015	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and
Secretary of the Board of Directors

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